                                                                    Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Amendment No. 1 to
Registration Statement number 333-139281 on Form S-3 of our report dated October
28, 2004, relating to the financial statements and financial statement schedule of Del Global Technologies Corp., appearing in the Annual Report on Form 10-K of
Del Global Technologies Corp. for the year ended July 29, 2006 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP
New York, New York
January 25, 2007